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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2005


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As of September 30, 2005, Synovis Life Technologies, Inc. (the "Company") effected several changes to the equity-based compensation arrangements for its non-employee directors, and granted certain stock options to its named executive officers and certain other employees.

         With respect to non-employee director compensation, the Company's board of directors determined to terminate the Company's 2004 Non-Employee Director Option Plan, thereby cutting off all future "formula-based" grants under that plan. Such "formula-based" grants would have provided pre-determined, automatic option grants as of certain dates prescribed in the 2004 director plan. The Company currently has the ability to award equity compensation to its non-employee directors under the terms of its 1995 Stock Incentive Plan, which will expire on December 18, 2005. The Company intends to seek shareholder approval for a new equity compensation plan at its 2006 annual meeting, which will also include, among other features, the ability to award equity-based compensation to non-employee directors.

         Although termination of the 2004 director plan does not affect vesting or exercise of previously granted options, the Company's board also approved the cancellation of a portion of the options granted under the 2004 plan to two of the Company's non-employee directors - Mark Palma and Sven Wehrwein.

         The cancellation was agreed to by Messrs. Palma and Wehrwein (as required by the plan), and was effected without payment or promise of any current or future consideration. The cancelled portion of the options consisted of options to purchase 9,000 shares of Company common stock granted to each of Messrs. Palma and Wehrwein on December 1, 2004, at an exercise price of $10.92, and which would have vested on December 1, 2007. The original grants to Messrs. Palma and Wehrwein consisted of 27,000 options to each, vesting in one-third increments on December 1, 2005, 2006 and 2007, respectively.

         The Company also agreed to grant 9,000 options under the 1995 plan to Tim Scanlan, the Chairman of the Company's board, due to the adverse impact of the 2004 director plan cancellation on his next-due "formula-based" grant. The options granted to Mr. Scanlan have an exercise price of $10.75 (the fair market value as of the date of grant), and are immediately vested.

         All of the foregoing actions were taken with the intent to reduce the amount of overall option expense to be recognized by the Company in future periods following its adoption of FASB Statement No. 123R (Share-Based Payment) in November 2005.

         Finally, the Company approved certain grants under the 1995 plan to management and employees in order to better align such individuals' long term incentives with those of shareholders. The grants to the Company's "named executive officers" were as follows:

         Karen Gilles Larson                15,000 options
         David Buche                        12,000 options
         Michael Campbell                   12,000 options
         Mary Frick                         10,000 options
         Richard Kramp                      12,000 options
         B. Nicholas Oray                   10,000 options
         Brett Reynolds                     10,000 options

         Additional options, totaling 92,800 shares were granted to other employees of the Company. All of these options have an exercise price of $10.75, and were immediately vested with the intent to reduce the amount of overall option expense to be recognized by the Company in future periods following its adoption of FASB Statement No. 123R (Share-Based Payment) in November 2005.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: October 4, 2005                  By:   /s/ Brett Reynolds
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                                            Brett Reynolds
                                            Vice President of Finance and
                                            Chief Financial Officer